Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-02903, No. 333-04712, No. 333-87124, No. 333-102109, No. 333-125291, No. 333-134031, No. 333-143285, No. 333-151290 and No. 333-159501 on Form S-8, of our report dated March 16, 2009 relating to the financial statements of West Marine, Inc. for the years ended January 3, 2009 and December 29, 2007 appearing in this Annual Report on Form 10-K of West Marine, Inc. for the year ended January 2, 2010.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California March 17, 2010